Exhibit 99.1

Bristol Myers Squibb Provides Update on Status of Contingent Value Rights

(PRINCETON, N.J., January 1, 2021) – Bristol Myers Squibb (NYSE: BMY) today announced that the Biologics License Application (BLA) for lisocabtagene maraleucel (liso-cel) for the treatment of adults with relapsed or refractory (R/R) large B-cell lymphoma after at least two prior therapies remains under review by the U.S. Food and Drug Administration (FDA) and the company has not received a decision. As previously announced, the FDA has not provided a new action date for this application. Bristol Myers Squibb continues to work closely with the FDA to support the ongoing review of the BLA for liso-cel and is committed to bringing this therapy to patients.

Since the FDA approval of liso-cel did not occur by December 31, 2020, one of the three required milestones for payment of the Bristol Myers Squibb Contingent Value Right (CVR) (NYSE: BMY-RT) was not met. As a result, on January 1, 2021, the Contingent Value Rights Agreement (CVR Agreement), pursuant to which the CVRs were issued, terminated automatically in accordance with its terms and the CVRs are no longer eligible for payment under the CVR Agreement. The CVRs will no longer trade on the NYSE.

For additional information, please refer to:
https://news.bms.com/news/corporate-financial/2021/Bristol-Myers-Squibb-Statement-on-Status-of-Liso-cel-Application-and-Contingent-Value-Rights/default.aspx  or call EQ Shareowner Services at 1-833-503-4131.

Bristol Myers Squibb: Creating a Better Future for People with Cancer
Bristol Myers Squibb is inspired by a single vision — transforming people’s lives through science. The goal of the company’s cancer research is to deliver medicines that offer each patient a better, healthier life and to make cure a possibility. Building on a legacy across a broad range of cancers that have changed survival expectations for many, Bristol Myers Squibb researchers are exploring new frontiers in personalized medicine, and through innovative digital platforms, are turning data into insights that sharpen their focus. Deep scientific expertise, cutting-edge capabilities and discovery platforms enable the company to look at cancer from every angle. Cancer can have a relentless grasp on many parts of a patient’s life, and Bristol Myers Squibb is committed to taking actions to address all aspects of care, from diagnosis to survivorship. Because as a leader in cancer care, Bristol Myers Squibb is working to empower all people with cancer to have a better future.

About Bristol Myers Squibb
Bristol Myers Squibb is a global biopharmaceutical company whose mission is to discover, develop and deliver innovative medicines that help patients prevail over serious diseases. For more information about Bristol Myers Squibb, visit us at BMS.com or follow us on LinkedIn, Twitter, YouTube, Facebook and Instagram.

Juno Therapeutics, Inc. is a wholly owned subsidiary of Bristol-Myers Squibb Company. In certain countries outside the U.S., due to local laws, Celgene and Juno Therapeutics are referred to as, Celgene, a Bristol Myers Squibb company and Juno Therapeutics, a Bristol Myers Squibb company.

Bristol Myers Squibb Cautionary Statement Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding, among other things, the research, development and commercialization of pharmaceutical products. All statements that are not statements of historical facts are, or may be deemed to be, forward-looking statements. Such forward-looking statements are based on historical performance and current expectations and projections about our future financial results, goals, plans and objectives and involve inherent risks, assumptions and uncertainties, including internal or external factors that could delay, divert or change any of them in the next several years, that are difficult to predict, may be beyond our control and could cause our future financial results, goals, plans and objectives to differ materially from those expressed in, or implied by, the statements. These risks, assumptions, uncertainties and other factors include, among others, whether liso-cel will be approved by the FDA. No forward-looking statement can be guaranteed. Forward-looking statements in this press release should be evaluated together with the many risks and uncertainties that affect Bristol Myers Squibb’s business and market, particularly those identified in the cautionary statement and risk factors discussion in Bristol Myers Squibb’s Annual Report on Form 10-K for the year ended December 31, 2019, as updated by our subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the Securities and Exchange Commission. The forward-looking statements included in this document are made only as of the date of this document and except as otherwise required by applicable law, Bristol Myers Squibb undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise.

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